UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A #2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (date of Earliest Event Reported) December 10, 2002

I-LINK INCORPORATED
(Exact name of registrant as specified in its charter)

FLORIDA

0-17973

59-2291344

(State or other jurisdiction of incorporation or organization)

(Commission File No.)

(I.R.S. Employer Identification No.)

9775 Business Park Avenue, San Diego, California 92131

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code (858) 547-5700

13571 South Wadsworth Park Drive, Suite 200, Draper, Utah 84020
(Former name or former address, if changed from last report)

ITEM 2.  Acquisition or Disposition of Assets

This Form 8-K/A#2 of I-Link Incorporated (the “Company”) constitutes Amendment No. 2 to the Company’s current report on Form 8-K (the “Original Form 8-K”) which was filed with the Securities and Exchange Commission (the “SEC”) on December 26, 2002.  This amendment is being filed to amend the Financial Statements and Pro Forma Financial Information as applicable to reflect the Company’s amendment No. 1 to it’s September 30, 2002 Form 10-Q.

ITEM 7.  Financial statements and exhibits

(a)       Financial Statements of the Business Acquired.

See Index to Financial Statements and Pro Forma Financial Information on Page F-1 of the Report.

(b)       Pro Forma Financial Information.

See Index to Financial Statements and Pro Forma Financial Information on Page F-1 of the Report.

(c)       Exhibits

Exhibit 23-01 Consent of Independent Accountants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

Date: April 30, 2003	I-Link Incorporated

/s/ Stephen Weintraub
Stephen Weintraub
Senior VP and Secretary

Exhibit Index:

23-01                Consent of PricewaterhouseCoopers LLP,  Independent Accountants

I-LINK INCORPORATED

INDEX TO FINANCIAL STATEMENTS AND

PRO FORMA FINANCIAL INFORMATION

RSL COM U.S.A. Inc.’s Enterprise and Agent Business Financial Statements

Report of Independent Accountants

Statement of Net Assets Sold as of December 10, 2002

Statement of Operations for the Period from January 1, 2002 through December 10, 2002

Statement of Cash Flows for the Period from January 1, 2002 Through December 10, 2002

Notes to Financial Statements

Unaudited Pro Forma Financial Information

Introduction to Unaudited Pro Forma Condensed Financial Data

Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2002

Unaudited Pro Forma Combined Condensed Statement of Operations for the Year Ended December 31, 2001

Unaudited Pro Forma Combined Condensed Statement of Operations for the Nine Months Ended September 30, 2002

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

Report of Independent Accountants

To the Board of Directors and Stockholders of

I-Link Incorporated and Subsidiaries:

We have audited the accompanying statement of net assets sold of the Enterprise and Agent Business (“Enterprise Business”) of RSL COM U.S.A (“RSL”) as of December 10, 2002, and the related statements of operations and of cash flows for the period from January 1, 2002 through December 10, 2002.  These financial statements are the responsibility of the Enterprise Business’ management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

As more fully described in Note 1, the accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and are not intended to be a complete presentation of the Enterprise Business’ financial position, results of operations or cash flows.

In our opinion, the financial statements referred to above present fairly, in all material respects, the statement of net assets sold of the Enterprise Business as of December 10, 2002, and the results of its operations and its cash flows for the period from January 1, 2002 through December 10, 2002 in conformity with accounting principles generally accepted in the United States of America.

PricewaterhouseCoopers LLP

Pittsburgh, PA

February 21, 2003

Enterprise Business

Statement of Net Assets Sold

As of December 10, 2002

Assets sold
Cash	$286,910
Accounts receivable, net of allowance for doubtful accounts of $1,018,007	5,755,448
Prepaid expenses and other current assets	484,750
Furniture, fixtures, equipment and software, net (Note 3)	3,801,966

Total assets sold	10,329,074

Liabilities assumed
Accounts payable	288,128
Accrued liabilities	1,912,326
Unearned revenue	669,677

Total liabilities assumed	2,870,131

Commitments (Note 4)	—

Net assets sold	$7,458,943

The accompanying notes are an integral part of these financial statements.

Enterprise Business

Statement of Operations

For the Period from January 1, 2002 through December 10, 2002

Net sales	$56,595,978

Cost of sales and operating expenses
Telecommunications network expense	39,035,493
Selling, general and administrative	17,881,305
Provision for doubtful accounts	878,415
Depreciation and amortization	3,214,679

Total cost of sales and operating expenses	61,009,892

Net loss	$(4,413,914)

The accompanying notes are an integral part of these financial statements.

Enterprise Business

Statement of Cash Flows

For the Period from January 1, 2002 through December 10, 2002

Cash flows from operating activities:
Net loss	$(4,413,914)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,214,679
Provision for doubtful accounts	878,415
Increase (decrease) from changes in operating assets and liabilities:
Accounts receivable	3,473,015
Prepaid expenses and other current assets	235,244
Accounts payable	(5,188,942)
Accrued liabilities	(10,455,147)
Unearned revenue	(630,323)
Net cash used in operating activities	(12,886,973)

Cash flows from investing activities:
Purchases of furniture, fixtures, equipment and software	(150,000)
Net cash used in investing activities	(150,000)

Cash flows from financing activities:
Funding provided by RSL	13,323,883
Net cash provided by financing activities	13,323,883

Increase in cash and cash equivalents	286,910

Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$286,910

The accompanying notes are an integral part of these financial statements.

Enterprise Business

Notes to Financial Statements

1.   Background, Nature of Business and Basis of Presentation

The accompanying financial statements have been prepared pursuant to the transaction described below and present the assets sold and liabilities assumed, the results of operations and the cash flows of the Enterprise and Agent Business (the “Enterprise Business”) of RSL COM U.S.A. Inc. (“RSL”).  On December 10, 2002, I-Link Incorporated (“I-Link”), through its wholly owned subsidiary WorldxChange Corporation, completed its purchase of the Enterprise Business, including the assumption of certain liabilities.  On March 16, 2001, RSL filed petitions for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Southern District of New York.

The Enterprise Business is a managed service provider of telecommunication services, offering voice solutions to its customers including primarily outbound service (long distance), as well as end-to-end data solutions that include frame relay, Internet access, remote access and application hosting.  The Enterprise Business includes 1) agent products, which provide international and domestic long-distance voice and data service to primarily residential customers and 2) direct products, which provide international and domestic long-distance voice and data service to primarily small and medium size businesses.  Agent revenues are generated through an outside sales channel comprised of agents under marketing contracts; whereas, direct revenues are generated through an in-house employee sales force.

The assets acquired by I-Link include long-lived assets (primarily telecommunications network equipment, computers and related equipment) dedicated to the Enterprise Business, as well as certain accounts receivable and prepaid expenses directly related to the operating activities of the Business.  I-Link also assumed, pursuant to the purchase of the Enterprise Business, certain accounts payable, accrued liabilities and unearned revenue amounts.

Historically, the acquired Enterprise Business was part of RSL.  RSL did not operate the Enterprise Business as a “stand-alone” division or subsidiary. While certain functions were performed discretely by the Enterprise Business, many other functions, such as treasury, finance, tax, legal and regulatory, information services, facilities, human resources and administrative were performed on a company-wide basis.

The accompanying financial statements are carved out from the historical financial statements of RSL and present the assets and liabilities as of December 10, 2002 that were acquired by I-Link and the related statements of operations and cash flows of the Enterprise Business for the period January 1, 2002 to December 31, 2002 based on the historical accounting records of RSL.  The statement of operations of the Enterprise Business does not include income taxes and costs related to the bankruptcy of RSL or other businesses owned by RSL. Allocated costs to arrive at the financial statements of the Enterprise Business related principally to employee and related costs. Employee salary costs were allocated based on estimated time incurred in the Enterprise Business. Employee related costs including payroll taxes, benefits, insurance and other similar costs were allocated based on the ratio of employee salaries and total amounts. Management believes these allocations to be reasonable.  The financial statements of the Enterprise Business could differ from those that would have resulted had it operated autonomously or as an entity independent of RSL.  These financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Enterprise Business’ financial position, results of operations or cash flows.  The historical operating results of the Enterprise Business may not be indicative of the results of operations in the future.

The Enterprise Business did not maintain a separate and distinct cash receipts and disbursement function.  All cash flow activities were funded by RSL and are primarily comprised of operating and investing cash flow requirements of the Enterprise Business.  The purchase agreement required the seller to include in net assets sold, cash of $286,910, which is equivalent to the accrued payroll as of December 10, 2002.

2.   Summary of Significant Accounting Policies

Revenue recognition

Revenues are derived from both monthly access fees and from usage fees based on minutes of use.  Overall, revenues are recognized when the service is performed and collection is reasonably assured.  Access fees are billed and recorded monthly in advance as unearned revenue and subsequently recognized as revenue in the following month.  Usage fees are recorded as revenue commensurate with customer usage.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cost of Sales

Cost of sales include costs of providing services to customers, the most significant of which are telecommunications network and line charges from vendors.

Provision for Doubtful Accounts

The Enterprise Business evaluates the collectability of its receivables regularly, based upon the financial condition of major customers, the historical collection experience and the impact of expected economic factors or events.

Furniture, fixtures, equipment and software

Furniture, fixtures, equipment and software are stated at cost.  Depreciation and amortization is calculated using the straight-line method over the following estimated useful lives:

Furniture, fixtures and office equipment	3-10	years
Telecommunications network equipment	3-5	years
Leasehold improvements	5-15	years
Software and information systems	3	years

Betterments and renewals that extend the life of the assets are capitalized.  Other repairs and maintenance charges are expensed as incurred.  The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts and the gain or loss on disposition is recognized in operations.  The Enterprise Business regularly evaluates whether events or circumstances have occurred that indicate the carrying value of its furniture, fixtures, equipment and software may not be recoverable.  When factors indicate the asset may not be recoverable, the Enterprise Business compares the related undiscounted future net cash flows to the carrying value of the asset to determine if an impairment exists.  If the expected future net cash flows are less than the carrying value, an impairment is recognized based on the fair value of the asset.

Income Taxes

The Enterprise Business was included in the consolidated federal income tax return of RSL and all tax obligations are the responsibility of RSL.  In addition, RSL had an operating loss for the year.  Accordingly, no income taxes have been provided in the accompanying financial statements.

Recent Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” (“SFAS 141”) and SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). These standards require that all business combinations be accounted for using the purchase method and that goodwill and intangible assets with indefinite useful lives not be amortized but should be tested for impairment at least annually. These standards also outline the criteria for initial recognition and measurement of intangibles, assignment of assets and liabilities including goodwill to reporting units and goodwill impairment testing. The provisions of SFAS 141 and SFAS 142 apply to all business combinations after June 30, 2001. Effective January 1, 2002, the Enterprise Business adopted these standards, which did not impact the Enterprise Business’ results of operations or financial condition.

On August 15, 2001, FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”). SFAS 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and it’s associated asset retirement cost. SFAS 143 is effective for the Business on January 1, 2003 and is not expected to have a material impact on the Enterprise Business’ results of operations or financial condition.

In October 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). This statement supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of” (“SFAS 121”). It also amends Accounting Principles Board Statement No. 30, “Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions” (“APB 30”). SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less costs to sell. SFAS 144 retains the fundamental provisions of SFAS 121 for recognition and measurement of the impairment of long-lived assets to be held and used and measurement of long-lived assets to be disposed of by sale. This statement also retains APB 30’s requirement that a company report discontinued operations separately from continuing operations. All provisions of SFAS 144 were adopted on January 1, 2002 and did not have a material impact on the Enterprise Business’ results of operations or financial position.

In June 2002, the FASB issued SFAS No. 146 “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS 146”). This statement supersedes Emerging Issues Task Force Issue No. 94-3 “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” SFAS 146 requires the recognition of a liability for costs associated with an exit or disposal activity when incurred. SFAS 146 also establishes that the liability should initially be measured and recorded at fair value. The provisions of SFAS 146 will be effective for any exit and disposal activities initiated after December 31, 2002.

In November 2002, the FASB issued FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”). FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 will be effective for any guarantees that are issued or modified after December 31, 2002. The provisions of FIN 45 are not expected to have a material impact on the Enterprise Business’ results of operations or financial position.

On January 17, 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities — an interpretation of ARB No. 51” (“FIN 46”).  FIN 46 clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.  FIN 46 is effective for the Enterprise Business after January 31, 2003 and is not expected to have a material impact on the Enterprise Business’ results of operations or financial condition.

3.   Furniture, Fixtures, Equipment and Software

Furniture, fixtures, equipment and software consisted of the following at December 10, 2002:

Furniture, fixtures and office equipment	$10,818,019
Telecommunications network equipment	5,828,613
Leasehold improvements	1,433,288
Software and information systems	314,231
18,394,151
Less accumulated depreciation and amortization	(14,592,185)
$3,801,966

During the period from January 1, 2002 through December 10, 2002, the Enterprise Business recorded amortization expense on capitalized computer software costs of $221,147.  At December 10, 2002, the net book value of computer software, included above, was $22,457.

4.   Commitments

On May 1, 2002, the Enterprise Business entered into a minimum purchase agreement with a major telecommunications company for a variety of voice and data services that extends for a period of two years.  During the period from May 1, 2002 through December 10, 2002, the Enterprise Business purchased services in the amount of $19,650,000 under this agreement.  As of December 10, 2002, the remaining commitment under this agreement was $10,094,107.  Based on historical usage, it is expected that the Enterprise Business will reach the minimum amounts under the contract prior to its expiration.  As a result, no amounts are recorded for any potential losses from the inability to reach the purchase thresholds.  I-Link assumed this contract in its entirety at December 10, 2002.

5.   Employee Benefit Plans

The Enterprise Business participated in various employee benefit plans, including a 401(k) plan and flexible benefit accounts, which were sponsored by RSL.  During the period from January 1, 2002 through December 10, 2002, the Enterprise Business paid and expensed $52,708 in discretionary employer match in connection with the 401(k) plan.  This plan was not assumed by I-Link.

I-LINK INCORPORATED

INTRODUCTION TO UNAUDITED PRO FORMA

COMBINED CONDENSED FINANCIAL DATA

On December 10, 2002, I-Link Incorporated (“I-Link” or the “Company”), through its wholly owned subsidiary WorldxChange Corporation, completed its purchase of the Enterprise and Agent Business (the “Enterprise Business”) of RSL COM U.S.A. Inc. (“RSL”) including the assumption of certain liabilities.  The acquisition is being accounted for using the purchase method of accounting in accordance with the provisions of Statements of Financial Accounting Standards Nos. 141 and 142.  The purchase accounting adjustments presented in the following pro forma financial statements are preliminary estimates based on conditions existing at the assumed dates of acquisition and are subject to change, which changes could be material.

The following unaudited pro forma combined financial statements give effect to the acquisition by I-Link of the Enterprise Business and the related financing.  The Pro Forma Balance Sheet has been prepared as though the purchase had occurred on September 30, 2002.  The Pro Forma Statements of Operations have been prepared as though the acquisition and the related financing had occurred on January 1, 2001.  The historical financial information set forth below has been derived from and should be read in connection with the consolidated financial statements of I-Link included in I-Link’s Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, as well as the Statement of Net Assets Sold, Statement of Operations and Statement of Cash Flows of the Enterprise Business included herein. The historical amounts used in the accompanying unaudited pro-forma combined balance sheet as of September 30, 2002 and the accompanying unaudited combined statement of operations for the nine months ended September 30, 2002 reflect the Company’s financial position and results of operations as restated in a Form 10-Q/A#1 for the quarter ended September 30, 2002.  Accordingly, the accompanying unaudited combined pro forma financial statements should be read in conjunction with that Form 10-Q/A#1.

On March 16, 2001, RSL filed petitions for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Southern District of New York.  On December 10, 2002, I-Link acquired out of bankruptcy, certain assets of the Enterprise Business of RSL.

Included in the accompanying pro forma combined financial statements are the financial results of RSL’s Enterprise Business which are carved out from the historical financial statements of RSL and present the assets and liabilities that were acquired by I-Link and the statement of operations of the Enterprise Business for the year ended December 31, 2001 and the period from January 1, 2002 to September 30, 2002 based on the historical accounting records of RSL.

The Pro Forma Balance Sheet and Pro Forma Statements of Operations do not purport to be indicative of the combined financial position or results of operations that would have actually been obtained had such transactions been completed as of the assumed dates or which may occur in the future.  The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable.

I-LINK INCORPORATED AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

As of September 30, 2002

	I-Link	Enterprise Business	Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$4,231,819	$—	$(7,500,000	)(A)	$4,231,819
			7,500,000	(D)
Accounts receivable, less allowance for doubtful accounts	12,706,118	5,233,748	—		17,939,866
Other current assets	1,748,906	3,205,951	—		4,954,857
Total current assets	18,686,843	8,439,699	—		27,126,542

Furniture, fixtures, equipment and software, net	12,232,869	4,511,368	(700,000	)(B)	16,044,237

Other assets:
Intangible assets, net	443,339	—	1,643,000	(B)	3,503,026
			519,735	(B)
			250,000	(B)
			646,952	(B)
Assets held for sale	458,022	—	—		458,022
Other assets	1,567,175	—	(256,135	)(A)	1,311,040
Total assets	$33,388,248	$12,951,067	$2,103,552		$48,442,867

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,370,329	$611,051	$—		$3,981,380
Accrued liabilities	12,111,407	4,551,067	595,543	(A)	17,258,017
Unearned revenue	46,419	1,024,398	(102,440	)(B)	968,377
Revolving credit facility and other current debt	9,980,525	—	—		9,980,525
Notes payable and accrued interest to related parties	27,644,999	—	—		27,644,999
Current portion of obligations under capital leases	3,293,228	—	—		3,293,228
Total current liabilities	56,446,907	6,186,516	493,103		63,126,526

Notes payable	215,022	—	875,000	(A)	1,090,022
Notes payable and accrued interest—related party	25,172,259	—	7,388,060	(D)	32,560,319
Obligations under capital leases	4,790,116	—	—		4,790,116
Total liabilities	86,624,304	6,186,516	8,756,163		101,566,983

Contingencies

Stockholders’ deficit:
Preferred stock, $10 par value, authorized 10,000,000 shares, issued and outstanding 769 shares	7,690	—	—		7,690
Common stock, $.007 par value, authorized 300,000,000 shares, issued and outstanding 116,549,547 shares	815,849	—	—		815,849
Additional paid-in capital	129,123,712	—	111,940	(D)	129,235,652
Accumulated deficit	(183,183,307)	—	—		(183,183,307)
Net assets of Enterprise Business	—	6,764,551	(6,764,551	)(C)
Total stockholders’ (deficit) equity	(53,236,056)	6,764,551	(6,652,611)		(53,124,116)

Total liabilities and stockholders’ deficit	$33,388,248	$12,951,067	$2,103,552		$48,442,867

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

I-LINK INCORPORATED AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2001

	I-Link	Enterprise Business	Adjustments		Pro Forma Combined
Revenues:
Telecommunication services	$74,887,557	$91,889,677	$—		$166,777,234
Technology licensing and development	5,696,893	—	—		5,696,893
Other	2,025,585	—	—		2,025,585
Total revenues	82,610,035	91,889,677	—		174,499,712

Operating costs and expenses:
Telecommunication network expense	62,652,227	66,889,388	—		129,541,615
Selling, general and administrative	36,836,446	26,021,896	—		62,858,342
Provision for doubtful accounts	4,066,690	1,459,405	—		5,526,095
Depreciation and amortization	10,166,790	5,481,072	(140,000	)(E)	16,259,707
			328,600	(E)
			173,245	(E)
			250,000	(E)
Research and development	2,332,593	—	—		2,332,593
Loss on disposal of fixed assets	—	122,484	—		122,484
Impairment of long-lived assets	8,040,054	—	—		8,040,054
Total operating costs and expenses	124,094,800	99,974,245	611,845		224,680,890
Operating loss	(41,484,765)	(8,084,568)	(611,845)		(50,181,178)

Other income (expense):
Interest expense	(4,774,636)	—	(750,000	)(E)	(5,720,585)
			(95,949)	(E)
			(100,000)	(E)
Interest and other income	81,015	—	—		81,015
Gain on sale of subsidiary	588,943	—	—		588,943
Total other income (expense)	(4,104,678)	—	(945,949)		(5,050,627)

Loss before extraordinary gain	$(45,589,443)	$(8,084,568)	$(1,557,794)		$(55,231,805)

Calculation of net loss per common share:
Loss before extraordinary gain	$(45,589,443)				$(55,231,805)
Cumulative preferred stock dividends not paid in current year	(27,610)				(27,610)
Dividends accrued and paid on Class M redeemable preferred stock	(269,027)				(269,027
Net effect on retained earnings of redemption and reissuance of Class M and N preferred stock, including beneficial conversion features	15,512,473				15,512,473

Loss before extraordinary gain applicable to common stock	$(30,373,607)				$(40,015,969)

Basic and diluted weighted average shares outstanding	99,184,427				99,184,427

Loss before extraordinary gain per common share - basic and diluted	$(0.31)				$(0.40)

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

I-LINK INCORPORATED AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

	I-Link	Enterprise Business	Adjustments		Pro Forma Combined
Revenues:
Telecommunication services	$67,883,219	$46,435,557	$—		$114,318,776
Technology licensing and development	2,790,237	—	—		2,790,237
Other	1,130,639	—	—		1,130,639
Total revenues	71,804,095	46,435,557	—		118,239,652

Operating costs and expenses:
Telecommunication network expense	42,519,810	31,883,755	—		74,403,565
Selling, general and administrative	26,466,606	14,209,925	—		40,676,531
Provision for doubtful accounts	3,833,505	900,002	—		4,733,507
Depreciation and amortization	6,275,902	2,495,472	(105,000	)(E)	9,042,758
			246,450	(E)
			129,934	(E)
Research and development	1,163,968	—	—		1,163,968
Loss on disposal of fixed assets	266,259	—	—		266,259
Impairment of long-lived assets	1,863,122	—	—		1,863,122
Total operating costs and expenses	82,389,172	49,489,154	271,384		132,149,710

Operating loss	(10,585,077)	(3,053,597)	(271,384)		(13,910,058)

Other income (expense):
Interest expense	(6,010,504)	—	(125,000	)(E)	(6,176,495)
			(15,991	)(E)
			(25,000	)(E)
Interest and other income	176,056	—	—		176,056
Total other income (expense)	(5,834,448)	—	(165,991)		(6,000,439)

Net loss	$(16,419,525)	$(3,053,597)	$(437,375)		$(19,910,497)

Basic and diluted weighted average shares outstanding	116,549,547				116,549,547

Net loss per common share - basic and diluted	$(0.14)				$(0.17)

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

I-LINK INCORPORATED

NOTES TO UNAUDITED PRO FORMA

COMBINED CONDENSED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION

On December 10, 2002, I-Link Incorporated (“I-Link”), through its wholly owned subsidiary WorldxChange Corporation, completed its purchase of the Enterprise and Agent Business (the “Enterprise Business”) of RSL COM U.S.A. Inc. (“RSL”) including the assumption of certain liabilities.  The acquisition was part of a court-supervised sale in a bankruptcy proceeding and is being accounted for using the purchase method of accounting.

The initial purchase price recorded consisted of cash in the amount of $7,500,000 and a non-interest bearing note payable in the amount of $1,000,000 due March 31, 2004.  The purchase price is subject to adjustment as set forth in the asset purchase agreement based on certain levels of net assets acquired at the acquisition date.  I-Link is required to supply RSL with a closing statement of current assets and assumed liabilities, which is subject to review by RSL.  In addition, the purchase price may be increased by an additional $2,000,000 of contingent purchase consideration based on 2003 revenues of the Enterprise Business.

NOTE 2 – PRO FORMA ADJUSTMENTS

A.           The acquisition is being accounted for under the purchase method of accounting, whereby the total purchase price was allocated to all of the tangible and intangible assets and related liabilities of the Enterprise Business based upon their respective fair values as of the closing date.  The actual allocation of purchase price may differ significantly from the pro forma amounts included herein.  The estimated purchase price of Enterprise Business is as follows:

Cash	$7,500,000	(1)
Note payable to seller, net of discount of $125,000	875,000	(2)
Direct expenses of the purchase:
Paid prior to September 30, 2002	256,135	(3)
Accrued at September 30, 2002	595,543	(4)
	$9,226,678	(5)

(1)                                  $7,500,000 of cash paid to RSL on date of acquisition.

(2)                                  In accordance with the asset purchase agreement, the note payable to the seller is due 15 months from acquisition date.  The note is non-interest bearing and has been recorded net of discount of $125,000 with an imputed interest rate of 10%.  The imputed rate is consistent with the rate on the note payable to Counsel Corporation (US).

(3),(4)                 Includes $851,678 which represents accrued out-of-pocket costs incurred by I-Link in connection with the acquisition of Enterprise Business consisting principally of accounting and legal, consulting and other professional services.  Prior to the acquisition and as of September 30, 2002, I-Link incurred and paid $256,135 of these costs.

(5)                                  The purchase price above excludes contingent purchase consideration in the amount of $2,000,000, which may be payable based on 2003 revenues of the

Enterprise Business.  Such amounts, if any, will be recorded at December 31, 2003, when the contingency is resolved and the amount is distributable.

B.             For purposes of determining the pro forma effect of the acquisition on I-Link’s combined condensed financial statements, the fair value of Enterprise Business’ net assets has been estimated in accordance with the provisions of Statement of Financial Accounting Standards No. 141 and 142.  Purchase price adjustments are as follows:

Net assets of Enterprise Business at September 30, 2002	$6,764,551
Fair value adjustments:
Adjustments of fixed assets to estimated fair value	(700,000	)(1)
Adjustment of unearned revenue to fair value	102,440
Intangible assets identified:
Direct customer contracts and relationships, at fair value	1,643,000	(2)
Agent marketing relationships, at fair value	519,735	(3)
Agent customer contracts, at fair value	250,000	(4)
Goodwill	646,952	(5)
I-Link’s investment in Enterprise Business	$9,226,678

(1)          Represents principally leasehold improvements to a facility which will not be used after the acquisition

(2)          Represents intangible asset related to direct customer contracts and relationships to be amortized over an estimated useful life of 5 years.

(3)          Represents intangible asset related to agent marketing relationships to be amortized over an estimated useful life of 3 years.  Certain revenues are derived using third party agents under marketing contracts.

(4)          Represents intangible asset related to agent customer contracts to be amortized over an estimated useful life of 1 year.

(5)          Represents the excess of purchase price over the fair values of the identifiable tangible and intangible assets.

As discussed above, the purchase price is subject to adjustment based on certain levels of net assets acquired at the acquisition date, as determined by the Company and reviewed by RSL.  Additionally, the direct expenses of the purchase reflected above include certain estimates of professional fees.  Accordingly, the final purchase price, and the allocation thereof (including the amount assigned to goodwill) may differ from the amounts reflected above

C.             Adjustment to eliminate the net assets of Enterprise Business as of September 30, 2002.

D.            Adjustment to record proceeds of a note payable to Counsel Corporation (US), a related party, which were used to finance I-Link’s cash portion of the purchase price of the Enterprise Business.  The note bears interest at 10%, is payable in its entirety at the end of 14 months, and is recorded net of a beneficial conversion feature of $111,940.  The note is convertible into shares of I-Link common stock using a $.084 conversion rate which, at the time of the transaction, was less than the $.085 market price of the stock.

E.              Adjustments to the Pro Forma Combined Condensed Statements of Operations for the twelve months ended December 31, 2001 and the nine months ended September 30, 2002 in connection with the acquisition of Enterprise Business are presented below:

	12/31/2001	9/30/2002
Reduction in depreciation expense as a result of recording the fixed assets at their fair value	$(140,000)	$(105,000)

Amortization of direct customer contracts and relationships over five years on a straight line basis	$328,600	$246,450

Amortization of agent marketing relationships over three years on a straight-line basis	$173,245	$129,934

Amortization of agent customer contracts over one year on a straight-line basis	$250,000	$—

Interest at 10.0% on borrowings from Counsel Corporation (US), a related party, to pay the cash portion of the purchase price from the purchase date through the 14-month life of the note	$(750,000)	$(125,000)

Amortization of discount related to beneficial conversion feature from the purchase date through the 14-month life of the note	$(95,949)	$(15,991)

Amortization of discount on $1 million note payable to seller over the 15-month life of the note	$(100,000)	$(25,000)